Exhibit 5.3

28 State Street Boston, MA 02109 p: 617-345-9000 f: 617-345-9020

October 30, 2026

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:	Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to (i) CiviGenics Management Services, LLC, a Massachusetts limited liability company (“CMS”), (ii) CiviGenics, Inc., a Massachusetts corporation (“Civigenics”), and (iii) SECON, Inc., a Massachusetts corporation (“Secon”, and collectively with CMS and Civigenics, the “MA Guarantors” and each an “MA Guarantor”), in connection with the filing of the automatic shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by The GEO Group, Inc., a Florida corporation (“GEO”), the MA Guarantors and each of the other entities listed in the Table of Additional Registrants to the Registration Statement (such entities, collectively with the MA Guarantors, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration under the Securities Act of the proposed offer and sale by GEO from time to time, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined at the time of offering, of (i) shares of GEO’s common stock, par value $0.01 per share, (ii) shares of GEO’s preferred stock, par value $0.01 per share, (iii) debt securities of GEO, which may be senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”), (v) warrants, and (vi) units consisting of one or more of the foregoing securities. The prospectus forming a part of the Registration Statement (the “Prospectus”) provides that the specific terms of each offering of securities will be set forth in one or more supplements to the Prospectus.

The Debt Securities will be issued under one or more indentures or supplemental indentures between GEO and the trustee identified in the applicable prospectus supplement, the forms of which are the form of Indenture for Senior Debt Securities filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”) and the form of Indenture for Subordinated Debt Securities filed as Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each in the form of an indenture to be entered into between GEO and Ankura Trust Company, LLC, as trustee, and any Guarantees will be issued under a supplement to the applicable Indenture (each, a “Supplemental Indenture”). The Subsidiary Guarantors are not parties to the Indentures in the forms filed as exhibits to the Registration Statement, and as of the date hereof none of the Indentures, any Supplemental Indenture or any Guarantee has been executed or delivered. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The GEO Group, Inc.

October 30, 2026

In connection with this opinion, we have examined and relied on copies of the following documents:

1.	The Registration Statement and the Prospectus, each in the form provided to us by GEO;

2.	The form of the Senior Indenture filed as Exhibit 4.1 to the Registration Statement;

3.	The form of the Subordinated Indenture filed as Exhibit 4.2 to the Registration Statement;

4.	Certificate of Good Standing for CMS issued by the Secretary of the Commonwealth of Massachusetts on October 22, 2026 (the “CMS Good Standing Certificate”);

5.	Certificate of Good Standing for Civigenics issued by the Secretary of the Commonwealth of Massachusetts on October 22, 2026 (the “Civigenics Good Standing Certificate”);

6.

Certificate of Good Standing for Secon issued by the Secretary of the Commonwealth of Massachusetts on October 22, 2026 (the “Secon Good Standing Certificate”, and collectively with the CMS Good Standing Certificate and the Civigenics Good Standing Certificate, the “Good Standing Certificates”);

7.

Action by Unanimous Written Consent of the Directors, Managers, Managing Members and General Partners of those entities listed on Annex I thereto, including each of the MA Guarantors, dated October 30, 2026, authorizing, among other things, the filing of the Registration Statement and the negotiation, execution, delivery and performance by each MA Guarantor of one or more Guarantees, Indentures or Supplemental Indentures relating thereto (the “Resolutions”); and

8.

Certificate to Counsel dated October 30, 2026, executed by Scott A. Schipma, as Senior Vice President, General Counsel and Corporate Secretary of GEO and as Vice President and Secretary of each of the MA Guarantors, certifying as to certain matters for each of the MA Guarantors, including without limitation, the following: (a) true, correct and complete copies of the certificate of organization or articles of organization, as applicable, and the operating agreement or bylaws, as applicable, of each MA Guarantor (the “Organizational Documents”); (b) true, correct and complete copies of the Resolutions; (c) the continued effectiveness of the Organizational Documents and the Resolutions; and (d) the genuineness of the signatures of certain officers and directors of the MA Guarantors.

The opinions set forth below are limited to Massachusetts law (the “Applicable Law”). No opinion is expressed herein with respect to the enforceability of any Indenture, any Supplemental Indenture, the Debt Securities or any Guarantee, choice of law, criminal laws or laws, regulations, or rules relating to zoning, land use, environmental, energy, copyrights, tax, securities, safety,

The GEO Group, Inc.

October 30, 2026

labor, workers’ compensation, health, hazardous waste, permitting, licensing, franchising, and fiduciary duties of shareholders, members, directors, managers, officers, or other equivalent persons. We express no opinion as to the tax good standing of any MA Guarantor in any jurisdiction. We call your attention to the fact that our opinion relating to the good standing of the MA Guarantors is based solely and exclusively upon the respective Good Standing Certificates and is given as of the date the Good Standing Certificates were respectively issued.

In rendering the opinions expressed below, we have assumed, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined (other than the signatures of authorized signatories of the MA Guarantors), and (c) the conformity to authentic originals of documents submitted to us as certified, conformed, facsimile or photostatic copies. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein.

For purposes of this opinion, we have assumed that all parties (other than the MA Guarantors) to the Indentures and any Supplemental Indenture are, and at the time of execution and delivery thereof will be, duly organized and validly existing and have, or will have, all requisite power and authority and have taken, or will have taken, all necessary action to execute and deliver the Indentures and any Supplemental Indenture to which they are a party and to effect the transactions contemplated thereby. We have further assumed that (a) each Indenture will be duly authorized, executed and delivered by each of the parties thereto in substantially the form filed as an exhibit to the Registration Statement; (b) each Supplemental Indenture and each Guarantee will be duly authorized by all parties thereto (other than the MA Guarantors) and will be executed and delivered by each of the parties thereto, including by an Authorized Signatory (as defined in the Resolutions) on behalf of each MA Guarantor, with terms consistent with the Resolutions, the Indentures and the Registration Statement; and (c) at the time of such execution and delivery, the Resolutions will not have been modified or rescinded and will remain in full force and effect.

Except as otherwise stated in this opinion, we have undertaken no investigation of the records of the MA Guarantors or any court or other body or verification of the accuracy of any representations of the MA Guarantors, including, without limitation, those contained in the Indentures, any Supplemental Indenture or any Guarantee, nor have we reviewed any agreements or other documents other than those specifically identified herein as having been examined in connection with rendering this opinion.

Based upon the foregoing, it is our opinion that, as of the date hereof:

1.

CMS (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and (ii) has full limited liability company power and authority to execute, deliver and perform its obligations under the Supplemental Indentures and the Guarantees.

The GEO Group, Inc.

October 30, 2026

2.

Each of Civigenics and Secon (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and (ii) has full corporate power and authority to execute, deliver and perform its obligations under the Supplemental Indentures and the Guarantees.

3.

The execution and delivery by each of the MA Guarantors of the Supplemental Indentures and the Guarantees, and the performance by each of the MA Guarantors of their respective obligations thereunder, have been duly authorized by all necessary action by or on behalf of each such MA Guarantor, subject to the approval of the final terms thereof by the person or persons authorized to do so pursuant to the Resolutions.

We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ Hinckley, Allen & Snyder LLP

Hinckley, Allen & Snyder LLP